UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2016

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286

(a Florida corporation)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On July 13, 2016, it was announced that in connection with the closing of the acquisition of TECO Energy, Inc. (the “Company”) by Emera Inc. (“Emera”) on July 1, 2016, Robert Bennett was appointed to the position of Chief Operating Officer of the Company effective on such date. Mr. Bennett, 54, also serves as Chairman of the Board of Directors of the Company and as a Director of its wholly-owned subsidiary Tampa Electric Company. Mr. Bennett served as President and Chief Executive Officer of Emera U.S. Inc. (a wholly-owned subsidiary of Emera intended to facilitate Emera’s acquisition of the Company) from September 2015 to June 30, 2016, and Executive Vice President and Chief Operating Officer of Emera from January 2013 to September 2015. Prior to that, Mr. Bennett served as President and Chief Executive Officer of Nova Scotia Power Inc., a subsidiary of Emera and sister company of the Company effective July 1, 2016, from June 2008 to January 2013. Emera is a publicly traded energy and services company based in Halifax, Nova Scotia, Canada, with operations in Canada, the United States and the Caribbean. It invests in electricity generation, transmission and distribution, and gas transmission and utility energy services. Nova Scotia Power Inc. is the primary electricity supplier in Nova Scotia providing electricity generation, transmission and distribution services to approximately 507,000 residential, commercial and industrial customers across the province.

A copy of the press release dated July 13, 2016, announcing Mr. Bennett’s appointment as Chief Operating Officer is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Departure of Certain Officers

On July 7, 2016, Charles A. Attal III, Senior Vice President-General Counsel, Chief Legal Officer and Chief Ethics and Compliance Officer, Phil L. Barringer, Senior Vice President-Corporate Services and Chief Human Resources Officer, and Sandra W. Callahan, Senior Vice President-Finance and Accounting and Chief Financial Officer provided notice of their intention to retire from the Company effective August 31, 2016.

Section 9—Financial Statements and Exhibit

Item 9.01. Financial Statements and Exhibit.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2016		TECO ENERGY, INC.
(Registrant)

	By:	/s/ David E. Schwartz
David E. Schwartz
Vice President-Governance, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 13, 2016